                                                                    Exhibit 99.1

                 Workstream Inc. Announces First Quarter Results

                Two Strategic Acquisitions Closed During Quarter


Ottawa, CANADA, October 15, 2002 - Workstream Inc. (NASDAQ - WSTM), a leading provider of Human Capital Management Web-enabled solutions and professional services, today announced its first quarter financial results for the period ended August 31, 2002. All figures are in U.S. dollars.

Revenue for the first quarter was $4,615,714 compared to revenue for the same period last year of $1,849,278. Gross profit for the first quarter was $3,766,717 versus $1,265,902 for the same period last year. The significant increase in revenue and gross profit was primarily due to the acquisitions completed during fiscal 2002 and the first quarter of this year. EBITDA loss was $1,146,616 for the first quarter compared to $624,684 for the same period last year. The increase in the EBITDA loss was due primarily to the recent acquisitions of Icarian, Inc. and PureCarbon, Inc. which, were completed in the first quarter. These businesses were suffering significant losses prior to their acquisition, and the transition costs we incurred in acquiring such businesses furthered the EBITDA loss during the quarter. Net loss for the quarter was $2,216,789 ($0.13 per share) compared to a net loss of $769,360 ($0.08 per share) in the same quarter last year. The increase in the net loss was primarily caused by the increase in the amortization of intangibles acquired and the above mentioned acquisitions.

"Workstream completed two strategic acquisitions during the first quarter, continuing our expansion of cost-effective technology platforms within our industry. While in the short term these acquisitions had a negative impact on operating expenses, we believe that they will produce positive results by providing new key enterprise software customers to our already impressive client list", says Michael Mullarkey, Chairman and CEO.


First quarter Highlights:

         o  Completed the acquisitions of Icarian, Inc. and PureCarbon, Inc.

         o  Signed a definitive agreement to acquire Xylo, Inc.

         o Released E-Cruiter.NET 5.0 leverage Miscrosoft.NET product suite which enhances customer functionality and convenience inside of the Microsoft office environment.


"In fiscal year 2003, Workstream continues to look for strong growth and consolidation opportunities. In the second quarter, we completed the acquisition of Xylo, Inc., a Washington-based provider of Web-based Employee Retention Management solutions focused on providing customized retention solutions to Fortune 500 companies. We believe that this acquisition, together with Icarian, Inc. and PureCarbon, Inc. will have a significant impact on our revenue in the second quarter and the balance of the year," commented Mullarkey

About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes, including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 18 offices and over 240 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.


For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.


Forward-Looking Statements:


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


Investor Relations:
Tammie Brown
Workstream
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com




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                                 WORKSTREAM INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                             (UNITED STATES DOLLARS)


                                                                               August 31, 2002
                                                                                 (UNAUDITED)        May 31, 2002
                                                                               ---------------      ------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                   $  1,127,647       $  1,297,656
     Restricted cash                                                                2,136,565          1,957,090
     Short-term investments                                                           137,857            345,206
     Accounts receivable, net of allowance for doubtful accounts of
          $162,047 (May 31, 2002 - $165,870)                                        1,854,051          1,314,958
     Prepaid expenses                                                                 100,040            144,400
     Deferred tax asset                                                               135,000            135,000
     Other receivables                                                                103,827             91,188
                                                                                 ------------       ------------
                                                                                    5,594,987          5,285,498

CAPITAL ASSETS                                                                      2,477,985          1,557,303
DEFERRED TAX ASSET                                                                    694,148            694,148
OTHER ASSETS                                                                          376,867            146,605
ACQUIRED INTANGIBLE ASSETS                                                         11,443,323          2,853,871
GOODWILL                                                                           18,123,837         12,738,172
                                                                                 ------------       ------------
                                                                                 $ 38,711,147       $ 23,275,597
                                                                                 ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                            $  2,019,216       $  1,136,662
     Accrued liabilities                                                            1,278,031            839,078
     Accrued exit costs                                                               841,549                 --
     Line of credit                                                                 1,427,771          1,364,723
     Accrued compensation                                                           1,338,695            900,360
     Current portion of long-term obligations                                          41,775             26,175
     Current portion of related party obligations                                   1,038,176          1,116,943
     Deferred income tax liability                                                    161,820            490,862
     Current portion of capital lease obligations                                     362,740             48,411
     Deferred revenue                                                               1,476,143          1,038,886
                                                                                 ------------       ------------
                                                                                    9,985,916          6,962,100
DEFERRED INCOME TAX LIABILITY                                                       4,413,966            650,686
CAPITAL LEASE OBLIGATIONS                                                             141,494            119,939
LEASEHOLD INDUCEMENTS                                                                 120,876            143,866
CONVERTIBLE NOTES                                                                     193,318            131,597
LONG-TERM OBLIGATIONS                                                                  96,218            102,521
RELATED PARTY OBLIGATION                                                              371,330            408,070
                                                                                 ------------       ------------
                                                                                   15,323,118          8,518,779
                                                                                 ------------       ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
     Issued and outstanding - 17,958,577 common shares
     (May 31, 2002 - 14,851,905)                                                   44,103,254         33,135,734
     Additional paid-in capital                                                     4,675,015          4,792,887
     Accumulated other comprehensive loss                                            (887,609)          (885,961)
     Accumulated deficit                                                          (24,502,631)       (22,285,842)
                                                                                   23,388,029         14,756,818
                                                                                 ------------       ------------
                                                                                 $ 38,711,147       $ 23,275,597
                                                                                 ------------       ------------



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                                 WORKSTREAM INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNITED STATES DOLLARS)


                                             Three Months Ended          Three Months Ended
                                              August 31, 2002              August 31, 2001
                                             ------------------          ------------------

REVENUE                                         $  4,645,714                $  1,849,278

COST OF REVENUES                                     878,997                     583,376
                                                ------------                ------------
GROSS PROFIT                                       3,766,717                   1,265,902
                                                ------------                ------------
EXPENSES
Selling and marketing                              2,051,149                   1,010,727
General and administrative                         2,553,944                     534,796
Research and development                             308,240                     345,063
Amortization and depreciation                      1,256,366                     314,078
                                                ------------                ------------
                                                   6,169,699                   2,204,664
                                                ------------                ------------
OPERATING LOSS                                    (2,402,982)                   (938,762)
                                                ------------                ------------

OTHER INCOME AND EXPENSES
Interest and other income                             12,932                      62,465
Interest and other expense                          (158,608)                    (39,601)
                                                ------------                ------------
                                                    (145,676)                     22,864
                                                ------------                ------------
LOSS BEFORE INCOME TAX                            (2,548,658)                   (915,898)
Recovery of deferred income taxes                    331,869                     146,538

NET LOSS FOR THE PERIOD                         $ (2,216,789)               $   (769,360)
                                                ============                ============

WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING DURING THE PERIOD        16,983,809                   9,559,819
                                                ============                ============

BASIC AND DILUTED NET LOSS PER SHARE            $      (0.13)               $      (0.08)
                                                ============                ============
